Exhibit (1)(b)(ii)

BLACKROCK MUNIYIELD NEW JERSEY FUND, INC.

ARTICLES OF AMENDMENT

AMENDING THE ARTICLES SUPPLEMENTARY ESTABLISHING

AND FIXING THE RIGHTS AND PREFERENCES OF

VARIABLE RATE DEMAND PREFERRED SHARES

This is to certify that

First: The charter of BlackRock MuniYield New Jersey Fund, Inc., a Maryland corporation (the “Corporation”), is amended by these Articles of Amendment, which amend the Articles Supplementary Establishing and Fixing the Rights and Preferences of Variable Rate Demand Preferred Shares, dated as of April 20, 2011, as amended (the “Articles Supplementary”).

Second: The charter of the Corporation is hereby amended by deleting the first recital of the Articles Supplementary and inserting the following:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article IV of the Corporation’s Charter, the Board of Directors has, by resolutions duly adopted on December 1, 2017, reclassified 778 authorized and unissued shares of common stock of the Corporation as shares of preferred stock of the Corporation, par value $0.10 per share, as Variable Rate Demand Preferred Shares (“VRDP Shares”). The Variable Rate Demand Preferred Shares may be issued in one or more series, as designated and authorized by the Board of Directors or a duly authorized committee thereof from time to time (each series of VRDP Shares that may be authorized and issued, a “Series”).

Third: The charter of the Corporation is hereby amended by deleting “Designation” in the Articles Supplementary and inserting the following:

DESIGNATION

Series W-7: A series of 1,800 shares of preferred stock, par value $0.10 per share, liquidation preference $100,000 per share, is hereby authorized and designated “Series W-7 Variable Rate Demand Preferred Shares,” also referred to herein as “Series W-7 VRDP Shares.” Each Series W-7 VRDP Share shall be issued on a date determined by the Board of Directors of the Corporation or pursuant to their delegated authority; have an Applicable Rate equal to the sum of the Ratings Spread (as defined in the Notice of Special Rate Period, dated June 20, 2012, as amended as of April 23, 2013, June 16, 2015, June 7, 2016 and June 6, 2017) plus the Securities Industry and

Financial Markets Association (“SIFMA”) Municipal Swap Index, published at 3:00 p.m., New York City time, on Wednesday, June 6, 2018 for the Rate Period from, and including, June 11, 2018 to, and including, June 13, 2018 and an initial Dividend Payment Date of July 2, 2018; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or as set forth in the Charter, as set forth in Part I and II of these Articles Supplementary, or as set forth in any Notice of Special Rate Period applicable to the Series W-7 VRDP Shares. The Series W-7 VRDP Shares shall constitute a separate series of preferred stock of the Corporation and each Series W-7 VRDP Share shall be identical. Except as otherwise provided with respect to any additional Series of VRDP Shares, the terms and conditions of these Articles Supplementary apply to each Series of VRDP Shares.

Fourth: These Articles of Amendment shall be effective as of June 11, 2018.

Fifth: The amendment to the charter of the Corporation as set forth above in these Articles of Amendment has been duly advised by the board of directors of the Corporation and approved by the stockholders of the Corporation as and to the extent required by law and in accordance with the charter of the Corporation.

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IN WITNESS WHEREOF, BlackRock MuniYield New Jersey Fund, Inc. has caused these Articles of Amendment to be signed as of June 8, 2018 in its name and on its behalf by the person named below who acknowledges that these Articles of Amendment are the act of the Corporation and, to the best of such person’s knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Articles of Amendment are true in all material respects.

BLACKROCK MUNIYIELD NEW JERSEY FUND, INC.

By:	/s/ Jonathan Diorio
Name:	Jonathan Diorio
Title:	Vice President

ATTEST:

/s/ Janey Ahn
Name: Janey Ahn
Title: Secretary

[Signature Page to Articles of Amendment]

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BLACKROCK MUNIYIELD NEW JERSEY FUND, INC.

100 BELLEVUE PARKWAY

WILMINGTON, DELAWARE 19809

REQUEST FOR EXTENSION OF SPECIAL RATE PERIOD

Relating to Variable Rate Demand Preferred Shares (“VRDP Shares”) of

BlackRock MuniYield New Jersey Fund, Inc.

CUSIP No. 09254Y505*

March 5, 2018

Pursuant to the terms of the VRDP Shares of BlackRock MuniYield New Jersey Fund, Inc. (the “Fund”) during the special rate period commencing on June 21, 2012 and terminating on June 22, 2016 (the “Special Rate Period”), as set forth in the Fund’s Notice of Special Rate Period, dated June 20, 2012, as amended from time to time, with respect to the VRDP Shares (the “Notice of Special Rate Period”), the Fund hereby requests that the Total Holder extend the last day of the Special Rate Period to June 19, 2019 (the “Extension”), with such extension being conditioned upon the amendment to the Notice of Special Rate Period in substantially the form attached hereto as Exhibit A being effective, the extension of the Scheduled Termination Date to July 4, 2019, the Total Holder evidencing its consent to such Extension in proper form, and other customary corporate and procedural requirements. Capitalized terms used herein but not defined herein have the meanings given to them in the Notice of Special Rate Period.

Please notify the Fund or the Tender and Paying Agent within 30 days of your receipt of this request for the Extension of your acceptance, conditional acceptance or rejection of the Fund’s request for the Extension. Upon the acceptance of the Extension, the Fund will deliver a form of action by written consent for execution by the Total Holder.

This request for the Extension may be withdrawn by the Fund at any time prior to your unconditional acceptance.

The Extension will be effective upon approval of the Extension in accordance with the Notice of Special Rate Period and the satisfaction or waiver of any conditions thereto or any effective date specified in such action by written consent.

Any notice given to Holders in respect of this Extension request shall be conclusively presumed to have been duly given, whether or not the Holders receive such notice.

*	NOTE: Neither the Fund nor the Tender and Paying Agent shall be responsible for the selection or use of the CUSIP Numbers selected, nor is any representation made as to its correctness indicated in any notice or as printed on any VRDP Share certificate. It is included solely as a convenience to Holders of VRDP Shares.

Holders may contact, or provide notifications to, the Fund or the Tender and Paying Agent at their respective addresses, telephone numbers, facsimile numbers or email addresses set forth on Annex A attached hereto.

[Signature Page Follows]

Dated: March 5, 2018

BLACKROCK MUNIYIELD NEW JERSEY FUND, INC.

By:	/s/ Jonathan Diorio
Name: Jonathan Diorio
Title: Vice President

ANNEX A

THE FUND:

Todd Smith

1 University Square Drive

Princeton, NJ 08540-6455

Email: todd.m.smith@blackrock.com

Phone: 1-609-282-0521

Fax: 1-609-282-1218

THE TENDER AND PAYING AGENT:

The Bank of New York Mellon

Corporate Trust Division

Dealing and Trading Group

101 Barclay Street, Floor 7W

New York, New York 10286

Fax: (212) 815-2830

Email: BlackRockTenders@bnymellon.com

EXHIBIT A

BLACKROCK MUNIYIELD NEW JERSEY FUND, INC.

(THE “FUND”)

SERIES W-7

VARIABLE RATE DEMAND PREFERRED SHARES (“VRDP SHARES”)

CUSIP No. 09254Y505*

Amendment to Notice of Special Rate Period

[🌑], 2018

BlackRock MuniYield New Jersey Fund, Inc.
100 Bellevue Parkway
Wilmington, Delaware 19809

To: Addressees listed on Schedule 1 hereto

In accordance with the Fund’s Articles Supplementary Establishing and Fixing the Rights and Preferences of Variable Rate Demand Preferred Shares, dated April 20, 2011 (the “Articles Supplementary”), the Fund hereby notifies the Liquidity Provider, the Remarketing Agent and the Holders of the VRDP Shares that the last day of the Special Rate Period has been extended from June 20, 2018 to June 19, 2019 in accordance with the terms of the Notice of Special Rate Period, dated June 20, 2012 (the “Notice of Special Rate Period”).

The last day of the Special Rate Period shall be June 19, 2019, or such later date as the Special Rate Period may be extended pursuant to the terms of the Notice of Special Rate Period.

As of June 20, 2018, the definition of “Ratings Spread” in the Notice of Special Rate Period is hereby deleted in its entirety and replaced with the following:

“Ratings Spread” means, with respect to an SRP Calculation Period, the percentage per annum set forth below opposite the highest applicable credit rating assigned to the VRDP Shares, unless the lowest applicable rating is below A3/A-, in which case the Ratings Spread shall mean the percentage per annum set forth below opposite the lowest applicable credit rating assigned to the VRDP Shares by Moody’s, Fitch or any Other Rating Agency, in each case rating the VRDP Shares at the request of the Fund, on the SRP Calculation Date for such SRP Calculation Period:

*	NOTE: Neither the Fund nor the Tender and Paying Agent shall be responsible for the selection or use of the CUSIP Numbers selected, nor is any representation made as to its correctness indicated in any notice or as printed on any VRDP Share certificate. It is included solely as a convenience to Holders of VRDP Shares.

Moody’s/Fitch	Percentage
Aaa/AAA	0.87%
Aa3/AA- to Aa1/AA+	1.20%
A3/A- to A1/A+	2.00%
Baa3/BBB- to Baa1/BBB+	3.00%
Non-investment grade or Unrated	4.00%

Capitalized terms used but not defined in this Amendment to Notice of Special Rate Period shall have the meanings given to such terms in the Articles Supplementary and the Notice of Special Rate Period.

[Signature Page Follows]

IN WITNESS WHEREOF, I have signed this Amendment to the Notice of Special Rate Period as of the date first written above.

BLACKROCK MUNIYIELD NEW JERSEY FUND, INC.

By:
Name: Jonathan Diorio
Title: Vice President

Schedule 1

Recipients of this Notice of Special Rate Period

Citibank, N.A.

390 Greenwich Street, 2nd Floor

New York, New York 10013

Attention: MSD Middle Office Manager

Telephone: (212) 723-6320

Fax: (212) 723-8642

Email: msdcititob@citi.com

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

Attention: Middle Office Manager

Telephone: (212) 723-7124

Fax: (212) 723-8642

Email: msdcititob@citi.com

The Depository Trust Company

LensNotice@dtcc.com

BLACKROCK MUNIYIELD NEW JERSEY FUND, INC.

(THE “FUND”)

SERIES W-7

VARIABLE RATE DEMAND PREFERRED SHARES (“VRDP SHARES”)

CUSIP No. 09254Y505*

Amendment to Notice of Special Rate Period

June 11, 2018

BlackRock MuniYield New Jersey Fund, Inc. 100 Bellevue Parkway
Wilmington, Delaware 19809

To: Addressees listed on Schedule 1 hereto

In accordance with the Fund’s Articles Supplementary Establishing and Fixing the Rights and Preferences of Variable Rate Demand Preferred Shares, dated April 20, 2011 (the “Articles Supplementary”), the Fund hereby notifies the Liquidity Provider, the Remarketing Agent and the Holders of the VRDP Shares that the last day of the Special Rate Period has been extended from June 20, 2018 to June 19, 2019 in accordance with the terms of the Notice of Special Rate Period, dated June 20, 2012 (the “Notice of Special Rate Period”).

The last day of the Special Rate Period shall be June 19, 2019, or such later date as the Special Rate Period may be extended pursuant to the terms of the Notice of Special Rate Period.

As of June 20, 2018, the definition of “Ratings Spread” in the Notice of Special Rate Period is hereby deleted in its entirety and replaced with the following:

“Ratings Spread” means, with respect to an SRP Calculation Period, the percentage per annum set forth below opposite the highest applicable credit rating assigned to the VRDP Shares, unless the lowest applicable rating is below A3/A-, in which case the Ratings Spread shall mean the percentage per annum set forth below opposite the lowest applicable credit rating assigned to the VRDP Shares by Moody’s, Fitch or any Other Rating Agency, in each case rating the VRDP Shares at the request of the Fund, on the SRP Calculation Date for such SRP Calculation Period:

*	NOTE: Neither the Fund nor the Tender and Paying Agent shall be responsible for the selection or use of the CUSIP Numbers selected, nor is any representation made as to its correctness indicated in any notice or as printed on any VRDP Share certificate. It is included solely as a convenience to Holders of VRDP Shares.

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Moody’s/Fitch	Percentage
Aaa/AAA	0.87%
Aa3/AA- to Aa1/AA+	1.20%
A3/A- to A1/A+	2.00%
Baa3/BBB- to Baa1/BBB+	3.00%
Non-investment grade or Unrated	4.00%

Capitalized terms used but not defined in this Amendment to Notice of Special Rate Period shall have the meanings given to such terms in the Articles Supplementary and the Notice of Special Rate Period.

[Signature Page Follows]

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IN WITNESS WHEREOF, I have signed this Amendment to the Notice of Special Rate Period as of the date first written above.

BLACKROCK MUNIYIELD NEW JERSEY FUND, INC.

By:	/s/ Jonathan Diorio
Name:	Jonathan Diorio
Title:	Vice President

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Schedule 1

Recipients of this Notice of Special Rate Period

Citibank, N.A.

390 Greenwich Street, 2nd Floor

New York, New York 10013

Attention: MSD Middle Office Manager

Telephone: (212) 723-6320

Fax: (212) 723-8642

Email: msdcititob@citi.com

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

Attention: Middle Office Manager

Telephone: (212) 723-7124

Fax: (212) 723-8642

Email: msdcititob@citi.com

The Depository Trust Company

LensNotice@dtcc.com